Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”), dated as of June 15, 2023 (the “Effective Date”), is entered into by and between Laredo Oil, Inc., a Delaware corporation (the “Company”), and Robert Adamo (“Purchaser”).

WHEREAS, Purchaser wishes to purchase from the Company, and the Company wishes to sell and issue to Purchaser, certain shares of Common Stock of the Company, par value $0.0001 per share, (the “Common Stock”) pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the Company and Purchaser agree as follows:

Section 1. SALE OF SHARES; CLOSING.

1.1       Sale of Shares. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Company shall issue and sell to Purchaser, and Purchaser shall purchase, 6,062,886 shares (the “Shares”) of the Common Stock, at the purchase price of $0.0441 per share, or $267,319 in the aggregate, against payment to the Company of the purchase price for such Shares.

1.2       Closing. The closing of the issuance, sale, and purchase of the Shares (the “Closing”) shall take place via the electronic exchange of executed signature pages on the Effective Date. At the Closing, the Company shall issue the Shares to Purchaser, against payment to the Company of the purchase price in cash for such Shares.

Section 2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER.

Purchaser hereby represents, warrants and covenants to the Company as follows:

2.1       Power and Authority; Authorization. Purchaser has full legal capacity to execute and deliver this Agreement and to perform his obligations hereunder and thereunder.

2.2       Execution; Enforceability. This Agreement has been duly and validly executed and delivered by Purchaser and, assuming due execution and delivery of this Agreement by the Company, constitutes the binding obligation of Purchaser enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and by principles of equity.

2.3       No Conflicts. The execution, delivery, and performance by Purchaser of this Agreement will not, with or without the giving of notice or the lapse of time, or both, (i) violate any provision of law to which Purchaser is subject, (ii) violate any order, judgment, or decree applicable to Purchaser or (iii) conflict with, or result in a breach or default under, any term or condition of any material agreement or instrument to which Purchaser is a party. No consent, approval, authorization or order of any court or governmental agency or authority or of any third party which has not been obtained is required in connection with the execution, delivery and performance by Purchaser of this Agreement.

2.4       Exemption from Registration. The Shares have not been registered under the Securities Act of 1933, as amended (the “Act”) or the securities laws of any state and are being issued to Purchaser in reliance upon exemptions from such registration under the Act or the securities laws of any state. Purchaser understands and agrees that Purchaser may not sell or otherwise transfer the Shares without registration under the Act or an exemption therefrom. Purchaser must bear the economic risk of Purchaser’s investment in the Shares for an indefinite period of time because, among other reasons, the Shares have not been registered under the Securities Act or under the securities laws of any state and, therefore, cannot be resold, pledged, transferred, assigned or otherwise disposed of unless subsequently registered under the Act and under applicable state securities laws or an exemption from such registration is available. Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act.

2.5       Purchase for Own Account. Purchaser is acquiring the Shares for Purchaser’s own account, for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Act. Purchaser has no present intention of selling or otherwise disposing of all or any portion of the Shares in a public offering. No one other than Purchaser will have any beneficial ownership of any of the Shares as of the Closing. Purchaser has not granted or agreed to grant any beneficial ownership of any of the Shares to any other person (other than the members, manager, and/or partners of Purchaser who may be deemed to have an indirect beneficial interest by virtue of their ownership interests in Purchaser).

2.6       Sophisticated Purchaser. Purchaser has (a) such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares and (b) the ability to bear the economic risks of such investment decision. Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Act.

2.7       Information. Purchaser believes that he has received all of the information that it considers necessary or appropriate for deciding whether to enter into this Agreement and perform his obligations set forth in this Agreement.

2.8       Survival of Representations and Warranties. All representations and warranties made by Purchaser in this Agreement shall be considered to have been relied upon by the Company and shall survive the execution and delivery of this Agreement regardless of any investigation made by or on behalf of any such party.

Section 3. STOP TRANSFER.

3.1       Enforcement; Stop Transfer. No Shares shall be transferred on the books of the Company nor shall any attempted sale, transfer, assignment, pledge, or other disposition of any Shares be effective unless and until the terms and provisions of this Agreement are first complied with. Any attempted sale, transfer, assignment, pledge, or other disposition of any Shares that does not comply with the provisions of this Agreement Agreement shall be invalid and of no effect.

Laredo Oil, Inc.

Common Stock Purchase Agreement

Section 4. GENERAL PROVISIONS.

4.1       Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed effectively given when delivered personally or by facsimile transmission or by overnight delivery service or 72 hours after having been mailed by first class certified or registered mail, return receipt requested, postage prepaid:

       If to the Company, at Laredo Oil, Inc., 2021 Guadalupe St, Suite 260 Austin, TX 78705, Attention: Chief Executive Officer, or at such other address or addresses as may have been furnished in writing by the Company to Purchaser.

       If to Purchaser, at the address set forth on the signature page below or at such other address as may have been furnished in writing by Purchaser to the Company.

4.2       No Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

4.3       Entire Agreement. This Agreement constitutes the entire contract between the parties to this Agreement with regard to the subject matter of this Agreement.

4.4       GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF DELAWARE.

4.5       Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

4.6       Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the Company and its respective successors and assigns, and Purchaser and his or her legal representatives, heirs, legatees, distributes, assigns, and transferees by operation of law, whether or not any such person shall have become a party to this Agreement.

Signature page follows.

Laredo Oil, Inc.

Common Stock Purchase Agreement

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the Effective Date.

COMPANY:

LAREDO OIL, INC.

By:	/s/ Brad Sparks
Brad Sparks, CFO

PURCHASER:

/s/ Robert Adamo
ROBERT ADAMO

Address:

Common Stock Purchase Agreement
Signature Page